Exhibit 99.1
RedEnvelope, Inc. Announces Management Changes
SAN FRANCISCO, CA (April 3, 2007) — RedEnvelope, Inc. (NASDAQ: REDE) today announced a series of management changes.
•	Ken Constable, President and Chief Executive Officer, has resigned his positions with the Company to pursue other business opportunities;

•	John Pound, previously Chairman, has been named Executive Chairman, and will assume day-to-day leadership responsibilities;

•	Frank Buettner, previously Chief Operating Officer, has been named President and Chief Operating Officer; and

•	Chris Nordquist, previously General Counsel, has been named Chief Administrative Officer and General Counsel and will have responsibility for business development and special projects.
Commenting on the changes, John Pound said, “These changes reflect the evolution of our business and priorities. We extend to Ken our thanks for his leadership in a critical transitional year in which we achieved operational stability.”
Mr. Pound continued, “As we look to fiscal 2008, our focus shifts to re-energizing the RedEnvelope brand and product offering. We have a wealth of talented individuals, many of whom have joined us over the past year and who share a passion for the brand and a vision for achieving those goals. As a large investor in the company and as Chairman, I have confidence in our team and look forward to the opportunity to work with them to create a compelling creative vision for RedEnvelope and our customers.”
About RedEnvelope, Inc.
RedEnvelope, Inc. is a branded online retailer, dedicated to helping its customers celebrate the joy of giving. RedEnvelope offers an extensive and fresh collection of imaginative, original gifts through its webstore, www.RedEnvelope.com.
“RedEnvelope” is a registered trademark of RedEnvelope, Inc.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to: marketing and advertising programs and related expenditures may not cause anticipated increases in sales; vacancies and changes in key management positions and personnel; the inability to attract and retain qualified managerial, creative and technical personnel; integration of recently hired key personnel, and other managerial, technical, finance, accounting and operations personnel, and potential disruption occasioned thereby; failure of the market to accept our new or existing products and competition relating to such products; increased costs for, or delays or difficulties in the receipt of, merchandise ordered by us and other risk factors described in detail in our Report on Form 10-K for the fiscal year ended April 2, 2006 and Quarterly

Report on Form 10-Q for the period ended December 31, 2006, including, without limitation, those discussed under the captions, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Factors That May Affect Future Results,” which documents are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. These forward-looking statements are made only as of the date of this press release, and RedEnvelope undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The lack of any update or revision is not intended to imply continued affirmation of forward-looking statements contained herein.

Media Contact:	Susan Hook
Sr. Director of Public Relations & Corporate Communications
shook@redenvelope.com
(212) 996-2329

Investor Contact:	Andrew Greenebaum/Christine Lumpkins
ICR, Inc.
agreenebaum@icrinc.com; clumpkins@icrinc.com
(310) 954-1100
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